Exhibit 99.1
Backblaze Announces First Quarter 2024 Financial Results

47% Revenue Growth in B2 Cloud Storage, 28% Revenue Growth Overall in Q1 2024

San Mateo, CA (May 8, 2024)—Backblaze, Inc. (Nasdaq: BLZE), a leading specialized storage cloud platform, today announced results for its first quarter ended March 31, 2024.

“We had a record start to 2024, with dramatically improved financial metrics year over year including Q1 revenue growth of 28% compared to 20%, and adjusted EBITDA margin of 6% versus -12%,” said Gleb Budman, CEO of Backblaze. “Additionally, we continued to deliver innovative products with the recent introduction of Event Notifications, a powerful service that enables customers to build automated workflows using open cloud providers.”

First Quarter 2024 Financial Highlights:

•Revenue of $30.0 million, an increase of 28% year-over-year (YoY).
•B2 Cloud Storage revenue was $14.6 million, an increase of 47% YoY.
•Computer Backup revenue was $15.3 million, an increase of 14% YoY.
◦Gross profit of $15.8 million, or 53% of revenue, compared to $11.0 million or 47% of revenue, in Q1 2023.
•Adjusted gross profit of $23.0 million, or 77% of revenue, compared to $17.0 million or 72% of revenue in Q1 2023.
•Net loss was $11.1 million compared to a net loss of $17.1 million in Q1 2023.
•Net loss per share was $0.27 compared to a net loss per share of $0.50 in Q1 2023.
•Adjusted EBITDA was $1.9 million, or 6% of revenue, compared to $(2.9) million or (12%) of revenue in Q1 2023.
•Non-GAAP net loss of $5.5 million compared to non-GAAP net loss of $9.0 million in Q1 2023.
•Non-GAAP net loss per share of $0.14 compared to a non-GAAP net loss per share of $0.26 in Q1 2023.
•Cash, short-term investments and restricted cash, non-current totaled $32.8 million as of March 31, 2024.

First Quarter 2024 Operational Highlights:

•Annual recurring revenue (ARR) was $122.1 million, an increase of 27% YoY.
◦B2 Cloud Storage ARR was $59.5 million, an increase of 43% YoY.
◦Computer Backup ARR was $62.6 million, an increase of 15% YoY.
•Net revenue retention (NRR) rate was 112% compared to 111% in Q1 2023.
◦B2 Cloud Storage NRR was 126% compared to 120% in Q1 2023.
◦Computer Backup NRR was 101% compared to 106% in Q1 2023.
•Gross customer retention rate was 91% in Q1 2024 and Q1 2023.
◦B2 Cloud Storage gross customer retention rate was 89% in Q1 2024 compared to 90% in Q1 2023.
◦Computer Backup gross customer retention rate was 91% in Q1 2024 compared to 90% in Q1 2023.

Recent Business Highlights:

•Continued Innovation with Event Notifications: Provides functionality for application developers and media teams to automate workflows between best-of-breed cloud services with B2 Cloud Storage as the foundational data platform.
•Named a Carahsoft ValuePoint Approved Vendor: National Association of State Procurement Officials (NASPO) contract speeds and eases the procurement process for state and local government and education (SLED) institutions.
•Elevated Data Security Standards: Earned inclusion in StateRAMP Progressing Snapshot and in the Motion Picture Association’s Trusted Partner Network (TPN) initiative, accelerating procurement for SLED institutions and media entertainment industry customers.
•Announced Partnership with Axle AI: New Powered by Backblaze partner leverages AI to support intelligent search for media customers.

Financial Outlook:

Based on information available as of the date of this press release,

For the second quarter of 2024 we expect:
•Revenue between $30.7 million to $31.1 million
•Adjusted EBITDA margin between 6% to 8%
•Basic shares outstanding of 42.0 million to 42.5 million shares

For full-year 2024 we expect:
•Revenue between $126.0 million to $128.0 million
•Adjusted EBITDA margin between 8% to 10%

Other News:

Today we announced that our Chief Financial Officer, Frank Patchel, plans to retire later this year. A search for his successor is underway. Mr. Patchel intends to remain at Backblaze through the hiring and onboarding of the new CFO to help ensure a smooth transition.

Conference Call Information:

Backblaze will host a conference call today, May 8, 2024 at 1:30 p.m. PT (4:30 p.m. ET) to review its financial results.

Attend the webcast here: https://edge.media-server.com/mmc/p/5kr5u64i
Register to listen by phone here: https://dpregister.com/sreg/10187654/fc08c68b54

Phone registrants will receive dial-in information via email.

An archive of the webcast will be available shortly after its completion on the Investor Relations section of the Backblaze website at https://ir.backblaze.com.

About Backblaze

Backblaze makes it astonishingly easy to store, use, and protect data. The Backblaze Storage Cloud provides a foundation for businesses, developers, IT professionals, and individuals to build applications, host content, manage media, back up and archive data, and more. With over three billion gigabytes of data storage under management, the company currently works with over 500,000 customers in over 175 countries. Founded in 2007, the company is based in San Mateo, CA. For more information, please go to www.backblaze.com.

Cautionary Note Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements are frequently identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or other similar terms or expressions that relate to our future performance, expectations, strategy, plans or intentions, and include statements in the section titled “Financial Outlook” and statements regarding the use and impact of our IPO proceeds.

Our actual results could differ materially from those stated in or implied by the forward-looking statements in this press release due to a number of factors, including but not limited to: market competition, including competitors that may have greater size, offerings and resources; effectively managing growth; disruption in our service or loss of availability of customers’ data; cyberattacks; ability to attract and retain customers, including increasingly larger customers and the continued growth of data stored by our customers; continued growth consistent with historical levels; ability to offer new features and other offerings on a timely basis and the impact of pricing and other product offering changes; material defects or errors in our software; supply chain disruption; ability to maintain existing relationships with partners and to enter into new partnerships; ability to remediate and prevent material weaknesses in our internal controls over financial reporting; hiring and retention of key employees; the impact of a pandemic, war or hostilities, including the Israel-Hamas conflict, and other significant world or regional events on our business and the business of our customers, vendors, supply chain and partners; litigation and other disputes; and general market, political, economic, and business conditions. Further information on these and additional risks, uncertainties, assumptions, and other factors that could cause actual results or outcomes to differ materially from those included in or implied by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2023 and other filings and reports we make with the SEC from time to time.

The forward-looking statements made in this release reflect our views as of the date of this press release. We undertake no obligation to update any forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use non-GAAP adjusted gross margin and adjusted EBITDA margin. These non-GAAP financial measures exclude certain items and are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We present these non-GAAP measures because management believes they are a useful measure of the company’s performance and provide an additional basis for assessing our operating results. Please see the appendix attached to this press release for a reconciliation of non-GAAP adjusted gross margin and adjusted EBITDA margin to the most directly comparable GAAP financial measures.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses and other factors in the future. For example, stock-based compensation expense-related charges are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict with reasonable accuracy and subject to constant change.

Adjusted Gross Profit (and Margin)

We believe adjusted gross profit (and margin), when taken together with our GAAP financial results, provides a meaningful assessment of our performance and is useful to us for evaluating our ongoing operations and for internal planning and forecasting purposes.

We define adjusted gross margin as gross profit, exclusive of stock-based compensation expense, depreciation expense of our property and equipment, and amortization expense of capitalized internal-use software included within cost of revenue, as a percentage of adjusted gross profit to revenue. We exclude stock-based compensation, which is a non-cash item, because we do not consider it indicative of our core operating performance. We exclude depreciation expense of our property and equipment and amortization expense of capitalized internal-use software, because these may not reflect current or future cash spending levels to support our business. We believe adjusted gross margin provides consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric eliminates the effects of depreciation and amortization.

Adjusted EBITDA

We define adjusted EBITDA as net loss adjusted to exclude depreciation and amortization, stock-based compensation, interest expense, investment income, income tax provision, workforce reduction and related severance charges, and other non-recurring charges. We use adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that adjusted EBITDA, when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

Non-GAAP Net Income (Loss)

We define non-GAAP net income (loss) as net income adjusted to exclude stock-based compensation and other items we deem non-recurring. We believe that non-GAAP net income (loss), when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook.

Key Business Metrics:

Annual Recurring Revenue (ARR)

We define annual recurring revenue (ARR) as the annualized value of all Backblaze B2 and Computer Backup arrangements as of the end of a period. Given the renewable nature of our business, we view ARR as an important indicator of our financial performance and operating results, and we believe it is a useful metric for internal planning and analysis. ARR is calculated based on multiplying the monthly revenue from all Backblaze B2 and Computer Backup arrangements, which represent greater than 98% of our revenue for the periods presented (and excludes Physical Media revenue), for the last month of a period by 12. Our annual recurring revenue for Computer Backup and B2 Cloud Storage is calculated in the same manner as our overall annual recurring revenue based on the revenue from our Computer Backup and B2 Cloud Storage solutions, respectively.

Net Revenue Retention Rate (NRR)

Our overall net revenue retention rate (NRR) is a trailing four-quarter average of the recurring revenue from a cohort of customers in a quarter as compared to the same quarter in the prior year. We calculate our overall net revenue retention rate for a quarter by dividing (i) recurring revenue in the current quarter from any accounts that were active at the end of the same quarter of the prior year by (ii) recurring revenue in the current corresponding quarter from those same accounts. Our overall net revenue retention rate includes any expansion of revenue from existing customers and is net of revenue contraction and customer attrition, and excludes revenue from new customers in the current period. Our net revenue retention rate for Computer Backup and B2 Cloud Storage is calculated in the same manner as our overall net revenue retention rate based on the revenue from our Computer Backup and B2 Cloud Storage solutions, respectively.

Gross Customer Retention Rate

We use gross customer retention rate to measure our ability to retain our customers. Our gross customer retention rate reflects only customer losses and does not reflect the expansion or contraction of revenue we earn from our existing customers. We believe our high gross customer retention rates demonstrate that we serve a vital service to our customers, as the vast majority of our customers tend to continue to use our platform from one period to the next. To calculate our gross customer retention rate, we take the trailing four-quarter average of the percentage of cohort of customers who were active at the end of the quarter in the prior year that are still active at the end of the current quarter. We calculate our gross customer retention rate for a quarter by dividing (i) the number of accounts that generated revenue in the last month of the current quarter that also generated recurring revenue during the last month of the corresponding quarter in the prior year, by (ii) the number of accounts that generated recurring revenue during the last month of the corresponding quarter in the prior year.

Investors Contact
Mimi Kong
Senior Director, Investor Relations and Corporate Development
ir@backblaze.com

Press Contact
Jeanette Foster
Communications Manager
press@backblaze.com

BACKBLAZE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,319	$12,502
Short-term investments, net	21,841	16,799
Accounts receivable, net	1,621	800
Prepaid expenses and other current assets	8,938	8,413
Total current assets	38,719	38,514
Restricted cash, non-current	4,682	4,128
Property and equipment, net	42,585	45,600
Operating lease right-of-use assets	9,470	9,980
Capitalized internal-use software, net	35,467	32,521
Other assets	963	944
Total assets	$131,886	$131,687
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,441	$1,973
Accrued expenses and other current liabilities(1)	6,373	8,768
Finance lease liabilities and lease financing obligations, current	17,352	18,492
Operating lease liabilities, current	1,808	1,878
Deferred revenue, current	28,684	25,976
Total current liabilities	55,658	57,087
Debt facility, non-current	4,682	4,128
Deferred revenue, non-current	4,540	4,073
Finance lease liabilities and lease financing obligations, non-current	11,598	13,310
Operating lease liabilities, non-current	7,954	8,151
Total liabilities	$84,432	$86,749
Commitments and contingencies
Stockholders’ Equity
Class A common stock, $0.0001 par value; 113,000,000 shares authorized as of March 31, 2024 and December 31, 2023; 41,469,779 and 39,150,610 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively.	4	4
Additional paid-in capital	205,957	192,388
Accumulated deficit	(158,507)	(147,454)
Total stockholders’ equity	47,454	44,938
Total liabilities and stockholders’ equity	$131,886	$131,687
(1) As of March 31, 2024, the company reclassified certain current liabilities from accounts payable to accrued expenses and other current liabilities. The prior period amount of $0.3 million as of December 31, 2023 has been reclassified to conform with current presentation.

BACKBLAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
	(unaudited)
Revenue	$29,968	$23,394
Cost of revenue	14,157	12,425
Gross profit	15,811	10,969
Operating expenses:
Research and development	9,746	10,533
Sales and marketing	10,022	10,559
General and administrative	6,553	6,677
Total operating expenses	26,321	27,769
Loss from operations	(10,510)	(16,800)
Investment income	384	610
Interest expense	(921)	(923)
Loss before provision for income taxes	(11,047)	(17,113)
Income tax provision	6	—
Net loss	$(11,053)	$(17,113)
Net loss per share, basic and diluted	$(0.27)	$(0.50)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted(1)	40,225,239	33,922,683
(1) On July 6, 2023, all shares of the Company’s then outstanding Class B common stock were automatically converted into the same number of Class A common stock, pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation. No additional shares of Class B common stock will be issued following such conversion.

BACKBLAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2024	2023
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(11,053)	$(17,113)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Net accretion of discount on investment securities and net realized investment gains	(21)	(540)
Noncash lease expense on operating leases	510	647
Depreciation and amortization	6,912	5,733
Stock-based compensation	5,529	5,828
Loss on disposal of assets	15	—
Changes in operating assets and liabilities:
Accounts receivable	(821)	67
Prepaid expenses and other current assets	(568)	474
Other assets	(19)	22
Accounts payable	(457)	(48)
Accrued expenses and other current liabilities	481	(565)
Deferred revenue	3,175	957
Operating lease liabilities	(267)	(653)
Net cash provided by (used in) operating activities	3,416	(5,191)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(14,778)	(9,734)
Maturities of marketable securities	9,758	23,500
Proceeds from disposal of property and equipment	(15)	—
Purchases of property and equipment	(423)	(3,023)
Capitalized internal-use software costs	(3,323)	(3,434)
Net cash (used in) provided by investing activities	(8,781)	7,309
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on finance leases and lease financing obligations	(4,802)	(5,112)
Proceeds from debt facility	554	2,996
Principal payments on insurance premium financing	(293)	(509)
Proceeds from exercises of stock options	4,277	859
Net cash used in financing activities	(264)	(1,766)
Net (decrease) increase in cash and restricted cash, non-current	(5,629)	352
Cash, cash equivalents, restricted cash, current and restricted cash, non-current at beginning of period	16,630	11,165
Cash, restricted cash, current and restricted cash, non-current at end of period	$11,001	$11,517
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$944	$918
Cash paid for income taxes	$2	$2
Cash paid for operating lease liabilities	$621	$724
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Stock-based compensation included in capitalized internal-use software	$1,049	$1,008
Accrued bonus settled in restricted stock units	$3,507	$1,848
2023 Bonus Plan expense classified as stock-based compensation	$473	$590
2024 Bonus Plan accrual classified as stock-based compensation	$327	$—
Equipment acquired through finance lease and lease financing obligations	$2,216	$3,023
Accruals related to purchases of property and equipment	$29	$886
Assets obtained in exchange for operating lease obligations	$—	$183
Receivable recorded due to stock option exercises pending settlement	$23	$154
RECONCILIATION OF CASH AND RESTRICTED CASH
Cash and cash equivalents	$6,319	$4,047
Restricted cash - included in prepaid expenses and other current assets	$—	$169
Restricted cash, non-current	$4,682	$7,301
Total cash and restricted cash	$11,001	$11,517

BACKBLAZE, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(unaudited)

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended March 31,
	2024	2023
	(in thousands, except percentages)
Gross profit	$15,811	$10,969
Adjustments:
Stock-based compensation	386	416
Depreciation and amortization	6,774	5,570
Adjusted gross profit	$22,971	$16,955
Gross margin	53%	47%
Adjusted gross margin	77%	72%

Adjusted EBITDA

	Three Months Ended March 31,
	2024	2023
	(in thousands, except percentages)
Net loss	$(11,053)	$(17,113)
Adjustments:
Depreciation and amortization	6,912	5,733
Stock-based compensation(1)	5,529	5,703
Interest expense and investment income	537	313
Income tax provision	6	—
Workforce reduction and related severance charges	—	2,457
Adjusted EBITDA	$1,931	$(2,907)
Adjusted EBITDA margin	6%	(12)%
(1) During the three months ended March 31, 2023, $125 thousand of stock-based compensation expense is classified as workforce reduction and related severance charges in the table above as it was incurred as part of our restructuring program.
Non-GAAP Net Loss

	Three Months Ended March 31,
	2024	2023
	(in thousands, except share and per share data)
Net loss	$(11,053)	$(17,113)
Adjustments:
Stock-based compensation(1)	5,529	5,703
Workforce reduction and related severance charges	—	2,457
Non-GAAP net loss	$(5,524)	$(8,953)
Non-GAAP net loss per share, basic and diluted	$(0.14)	$(0.26)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted(2)	40,225,239	33,922,683
(1) During the three months ended March 31, 2023, $125 thousand of stock-based compensation expense is classified as workforce reduction and related severance charges in the table above as it was incurred as part of our restructuring program.
(2) On July 6, 2023, all shares of the Company’s then outstanding Class B common stock were automatically converted into the same number of Class A common stock, pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation. No additional shares of Class B common stock will be issued following such conversion.

BACKBLAZE, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited)
Stock-based Compensation

	Three Months Ended March 31,
	2024	2023
	(In thousands, unaudited)
Cost of revenue	$386	$416
Research and development	2,108	2,133
Sales and marketing	1,822	2,152
General and administrative	1,213	1,127
Total stock-based compensation expense	$5,529	$5,828